Exhibit 23.1

CONSENT OF MOSS ADAMS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 29, 2008 included in AltiGen Communications, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2008.

/s/ MOSS ADAMS LLP

San Francisco, California
December 29, 2008